                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY REGISTRANT [X]           FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
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Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          BRUNSWICK TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount previously paid:

   2) Form, schedule or registration statement no.:

   3) Filing party:

   4) Date filed:
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(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

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BRUNSWICK TECHNOLOGIES INC.        43 Bibber Parkway          Tel: 207-729-7792
                                   Brunswick, Maine, USA      Fax: 207-729-7877

[LOGO]

CONTACTS:
Phil Harmon                                    Citigate Sard Verbinnen
Brunswick Technologies, Inc.                   David Reno/Andrew Cole
(207) 729-7792                                 (212) 687-8080



                           BRUNSWICK TECHNOLOGIES SAYS
                    INSTITUTIONAL SHAREHOLDER SERVICES (ISS)
                RECOMMENDS INVESTORS SUPPORT MANAGEMENT PROPOSALS
                                AT ANNUAL MEETING

                  ISS RECOMMENDS ELECTION OF BTI DIRECTORS AND
              APPROVAL OF PLAN TO AMEND 1997 EQUITY INCENTIVE PLAN;
             RECOMMENDS INVESTORS DISCARD VETROTEX "BLUE" PROXY CARD

                              ---------------------


     BRUNSWICK, ME, MAY 12, 2000 - Brunswick Technologies, Inc. (Nasdaq: BTIC) ("BTI"), a leading manufacturer and innovative developer of composite reinforcements, said today that Institutional Shareholders Services ("ISS"), the world's leading provider of proxy advisory services, has recommended to investors that they support BTI management's proposals contained in management's proxy for the Company's annual meeting scheduled for May 16, 2000.

     ISS has recommended for the election of BTI's directors, the approval of a plan to amend the 1997 Equity Incentive Plan and ratification of PricewaterhouseCoopers LLP as the Company's independent auditors. ISS recommended that investors execute their votes on management's white proxy card.

     ISS further recommended that its clients discard the blue proxy card distributed by Vetrotex CertainTeed Corporation, a wholly-owned subsidiary of Compagnie de Saint Gobain, which is currently engaged in a unsolicited, hostile takeover attempt of BTI.

                                     -more-

     "We are pleased that ISS, a reputable and independent proxy advisor, supports our proposals," said Martin S. Grimnes, Chairman and Chief Executive Officer of BTI. "We continue to believe that Saint-Gobain's opposition to our proposals is a thinly-veiled and self-serving effort to force their inadequate, unsolicited offer on BTI shareholders."

     Grimnes concluded, "With the assistance of our financial advisors, McDonald Investments, BTI's Board of Directors is continuing to aggressively explore strategic alternatives to enhance value for all of our shareholders. We will promptly report any developments resulting from these efforts."

     Examples of products manufactured with BTI engineered reinforcements include: ballistic armor, boats, snowboards, railcars, truck panels, wind blades, airframe structures, automotive parts, marine pilings, bridges, and offshore oil and gas production equipment. BTI has manufacturing facilities in the Maine, Texas and the UK.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Matters discussed in this news release, including any discussion of or impact, expressed or implied, on the Company's anticipated revenue growth, operating results and future earnings per share contain forward-looking statements (identified by the words "expect", "estimate", "project", "plans", "believe", and similar expressions) that involve known and unknown risks and uncertainties. For these statements the company claims the protection of the safe harbor of the private Securities Litigation Reform Act of 1995. The company's results may differ significantly from the results indicated by such forward-looking statements. The Company's future results are dependent upon general economic conditions, the availability of supplies of fiberglass, the ability to expand new and existing markets, competition from competing product lines from both fiberglass and non-fiberglass suppliers, the ability to manage growth in inventory, the stability of its customers' capital spending plans and the ability of the company to obtain necessary capital from time to time. These and other risks are detailed from time to time in the Company's SEC reports, including Form 10K for the year ended December 31, 1999.

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